UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 8, 2011

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2011, Wal-Mart Stores, Inc. (the “Company” or “we”) entered into a Registration Rights Agreement (the “Agreement”) with Walton Enterprises, LLC, a Delaware limited liability company (“Walton Enterprises”). Pursuant to the Agreement, we have agreed with Walton Enterprises and each other shareholder of the Company becoming a party to, and agreeing to be bound by, the Agreement (each, a “Selling Shareholder”) to use our commercially reasonable efforts to register, under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (the “Securities Act”), the offer and sale of 70,615,608 shares of the common stock, $0.10 par value per share, of the Company (the “Registered Shares”) by the Selling Shareholders on a delayed basis under Rule 415 under the Securities Act. We have also undertaken to use our commercially reasonable efforts to maintain the effectiveness of a registration statement registering the offer and sale of the Registered Shares by the Selling Shareholders (each, a “Registration Statement”) at all times from December 8, 2011 through December 31, 2017, unless the Agreement is earlier terminated, all of the Registered Shares have been sold in reliance on a Registration Statement or in transactions exempt from the registration requirements of the Securities Act prior to December 31, 2017 or in certain other circumstances. We have also agreed to list the Registered Shares for trading on the New York Stock Exchange, Inc. (the “NYSE”).

The Agreement provides that, subject to limited exceptions, the Selling Shareholders, considered as a group, may not make in any single fiscal year of the Company more than four offerings that would be distributions for purposes of Regulation M of the SEC (“Regulation M”). Such offerings must be made in one of the four scheduled periods in each of the Company’s fiscal years during which the Company’s restricted trading calendar (the “Trading Calendar”) generally permits the Company’s directors and officers to trade in shares of the Company’s common stock, and no more than one such offering may be made in any such period. The Selling Shareholders must use their commercially reasonable efforts to make such offerings in a manner so that the restricted periods (for purposes of Regulation M) of such offerings will be limited to a total of not more than five trading days individually and a total of twenty trading days in any fiscal year of the Company. The Agreement also provides that Selling Shareholders may not offer or sell Registered Shares in reliance on a Registration Statement during periods in which the Company’s officers and directors may not trade in the Company’s stock in accordance with the Trading Calendar or offer or sell Registered Shares through certain broker-dealers the Company identifies from time to time. The Company has agreed to assist Selling Shareholders in connection with offers and sales of the Registered Shares in reliance on a Registration Statement in any manner reasonably acceptable to the Company, including assisting in the preparation of offering documentation and entering into underwriting agreements relating to an underwritten offering of some or all of the Registered Shares.

The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders have agreed to indemnify the Company, against certain liabilities related to the offer and sale of any of the Registered Shares, including liabilities arising under the Securities Act.

Walton Enterprises has agreed to reimburse the Company for all expenses, including all registration and listing fees, the Company has incurred or will incur in connection with the registration of the offers and sales of the Registered Shares pursuant to the Agreement, any offers and sales made in reliance on any registration statement filed with the Commission pursuant to the Agreement and the listing of the Registered Shares on the NYSE.

On December 8, 2011, the Company filed its Registration Statement on Form S-3 under the SEC’s “automatic shelf registration” rules to register the offer and sale of the Registered Shares. A copy of the Agreement was filed as an exhibit to that Registration Statement on Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2011

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Vice President and Corporate Division General Counsel